                                   EXHIBIT 14

   Code of Ethics - Weitz Partners, Inc., Weitz Series Fund, Inc., Wallace R.
                   Weitz & Company and Weitz Securities, Inc.

                                CODE OF ETHICS OF
                             WEITZ SERIES FUND, INC.
                              WEITZ PARTNERS, INC.
                           WALLACE R. WEITZ & COMPANY
                             WEITZ SECURITIES, INC.
                   Rule 17j-1--Investment Company Act of 1940


         WHEREAS, the reputation and integrity of the Weitz Entities (as herein defined), are dependent upon maintenance of the highest possible standards in the public and private relationships of the Weitz Entities; and

         WHEREAS, it is incumbent upon all Access Persons (as herein defined) to avoid any activities which might be in conflict with their primary responsibility toward the Weitz Entities and the shareholders of the Funds or which would allow such Access Persons to take inappropriate advantage of their positions; and

         WHEREAS, all Access Persons recognize that they act as fiduciaries for the shareholders of the Funds and that the interests of the shareholders are primary at all times; and

         WHEREAS, in furtherance of such standards and the fiduciary responsibilities of Access Persons toward shareholders, it is essential that personal securities transactions of Access Persons be conducted in a manner consistent with this Code of Ethics and so as to avoid any actual or potential conflict of interest or abuse of the position of trust and responsibility of such Access Persons;

         NOW, THEREFORE, the Boards of Directors of the Funds, Weitz & Co., and Weitz Securities hereby each adopt the following Code of Ethics:


                            Section One - Definitions

         (a) "Access Person" means any director, officer, general partner, or Advisory Person of the Funds, Weitz & Co. or Weitz Securities.

         (b) "Adviser Personnel" means the officers, directors and employees of Weitz & Co.

         (c) "Advisory Person" means (i) any employee of the Weitz Entities (or of any company in a control relationship to the Weitz Entities), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by Weitz-Advised Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) any natural person in a control relationship to the Weitz Entities who obtains information concerning recommendations made to a Weitz-Advised Fund with regard to the purchase or sale of a Covered Security by a Weitz-Advised Fund.

         (d) "Beneficial Ownership" shall be interpreted in the same manner as it would be under Regulation 240.16a-1(a)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act.

         (e) "Control" has the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.

         (f) "Covered Security" means a security as defined in Section 2(a)(36) of the Investment Company Act of 1940, except that it does not include (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements or (iii) shares of registered open-end investment companies.

         (j)      "Funds" means Weitz Series Fund, Inc. and Weitz Partners, Inc.

         (g) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

         (h) "Investment Personnel" of the Weitz Entities means (i) any employee of Weitz & Co. who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Weitz-Advised Fund; and (ii) any natural person who controls a Weitz Entity and who obtains information concerning recommendations made to a Weitz-Advised Fund regarding the purchase or sale of securities by the Weitz-Advised Fund.

         (i) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         (k) "Portfolio Manager" means an individual who is primarily responsible for the day-to-day management of one or more of the Weitz-Advised Funds.

         (l) "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (m)      "Security Held or to be Acquired" by the Funds means:

                  (1)      Any Covered Security which, within the most recent
                           15 days:

                           (i) Is or has been held by one or both of the Funds; or

                           (ii) Is being or has been considered by one or both of the Funds or its investment adviser for purchase by one or both of the Funds; and

                  (2) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Paragraph (1) of this definition.

         (n) "Weitz-Advised Funds" includes the Funds, any other registered open-end investment management company affiliated with or advised by Weitz & Co., Weitz Income Partners - Limited Partnership, Weitz Partners III - Limited Partnership, Heider-Weitz - Limited Partnership and any individual investment accounts advised by Weitz & Co.

         (o) "Weitz & Co." means Wallace R. Weitz & Company, investment adviser to the Funds.

         (p) "Weitz Entities" includes Weitz Series Fund, Inc., Weitz Partners, Inc., Wallace R. Weitz & Company and Weitz Securities, Inc.

         (q) "Weitz Securities" means Weitz Securities, Inc., distributor for the Funds.


                       Section Two - Prohibited Activities

         (a) No Access Person shall engage in any activities for material personal gain or profit which could be detrimental to the interests of the Funds and their shareholders.

         (b) No Access Person, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by the Funds shall engage in conduct made unlawful by Rule 17j-1 under the Investment Company Act of 1940. Thus, no Access Person shall:

                  (1) Employ any device, scheme, or artifice to defraud the Funds;

                  (2) Make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

                  (3) Engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Funds; or

                  (4) Engage in any manipulative practice with respect to the Funds.

         (c) The following additional restrictions shall apply with respect to personal transactions of Adviser Personnel in any Covered
                  Security:

                  (1) Investment Personnel must acquire prior written approval of the President of Weitz & Co. or his designee before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering;

                  (2) All personal transactions in Covered Securities of Adviser Personnel (except for transactions effected for any account over which such Adviser Personnel does not have any direct or indirect influence or control) shall be precleared by the President of Weitz & Co. or his designee;

                  (3) Adviser Personnel are prohibited from executing personal trades in any Covered Security on any day in which one or both of the Funds or any other Weitz-Advised Fund has a pending "buy" or "sell" order in that same Covered Security until the order of the respective Fund or other Weitz-Advised Fund is executed or withdrawn;

                  (4) Adviser Personnel who are Portfolio Managers are prohibited from buying or selling any Covered Security within at least seven calendar days before and after a trade in that Covered Security by a portfolio within a Weitz-Advised Fund that he or she manages. If any such trade shall occur, any profits realized on such trades shall be disgorged to the respective Weitz-Advised Fund;

                  (5) Adviser Personnel are prohibited from profiting as a result of the purchase and sale (or sale and purchase) of the same Covered Security (or equivalent Securities) within a period of 60 days from the original sale or purchase, as the case may be, of such Covered Security; provided, however, that the President or his designee shall have the right to consent to certain exceptions to this prohibition. If any such trade shall occur that has not been consented to by the President, any profits realized on such trades shall be disgorged to the respective Weitz-Advised Fund;

                  (6) Adviser Personnel are prohibited from receiving any gift or any other thing of more than de minimus value from any person or entity that does business with or on behalf of Weitz-Advised Funds; and

                  (7) Adviser Personnel are prohibited from serving on the board of directors of publicly traded companies, except with prior authorization of the President of Weitz & Co.


                Section Three - Reporting and Annual Certification Requirements

         (a) In order to implement the restrictions set forth in Section Two (c) above, Adviser Personnel shall comply with the following procedures:

                  (1) All Adviser Personnel shall direct their brokers to supply to the President of Weitz & Co. or his designee, on a timely basis, (a) duplicate copies of confirmations of all personal transactions in Covered Securities and (b) copies of periodic statements for all accounts maintained with such broker with respect to Covered Securities transactions;

                  (2) Adviser Personnel shall make the following reports of direct or indirect beneficial ownership of Covered
                           Securities:

                           (i) An initial report no later than ten days after the Adviser Personnel becomes an employee of Weitz & Co.;

                           (ii) An annual report which shall report holdings as of a date no more than thirty days before the report is submitted.

                           The initial and annual reports will include the following information:

                           (i) The title, number of shares and principal amount of each Covered Security in which the Adviser Personnel had any direct or indirect beneficial ownership;

                           (ii) The name of any broker, dealer or bank with whom the Adviser Personnel maintains an account in which Covered Securities are held for the direct or indirect benefit of the Adviser Personnel; and

                           (iii) The date of the report.

                  (3)      All Adviser Personnel shall certify annually:

                           (i) that they have read and understand this Code of Ethics and recognize they are subject to its provisions; and

                           (ii)     that they have complied with the
                                    requirements of the Code of Ethics and have disclosed or reported all personal transactions in Covered Securities required to be reported or disclosed pursuant to the requirements of the Code of Ethics.

         (b) All Access Persons shall report to Weitz & Co. within 10 days after the end of each calendar quarter the information set forth below with respect to transactions during such calendar quarter in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security:

                  (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                  (2) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                  (3)      The price at which the transaction was effected;

                  (4) The name of the broker, dealer, or bank with or through whom the transaction was effected;

                  (5)      The date the report is submitted; and

                  (6) A list of any new brokerage accounts established during the quarter.


     Section Four - Exceptions From Reporting and Preclearance Requirements

         No person shall, however, be required to make a report or preclear personal transactions in Covered Securities pursuant to Section Two (c)(2) other than the approvals required by Section Two (c)(1):

         (a) With respect to transactions effected for, and Covered Securities held in, any account over which such person does not have any direct or indirect influence or control;

         (b) Where such person is not an interested person of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the "Act"), and would be required to make such a report solely by reason of being a director of the Funds unless the director knew or, in the ordinary course of fulfilling his or her official duties as director of the Funds, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Funds purchased or sold the Covered Security, or the Funds or Weitz & Co. considered purchasing or selling the Covered Security; or

         (c) Where a report made to Weitz & Co. would duplicate information reported pursuant to rules under the Investment Advisers Act of 1940.

         (d) In addition, no Access Person shall be required to preclear personal transactions in Covered Securities pursuant to Section Two (c)(2) in the following circumstances:

                  (1)      Reinvestments of dividends pursuant to a plan;

                  (2) Transactions in: short-term securities issued or guaranteed by an agency or instrumentality of the U.S. Government; bankers' acceptances; U.S. bank certificates of deposit; and commercial paper;

                  (3) Transactions in which direct or indirect beneficial ownership is not acquired or disposed of;

                  (4) Transactions in accounts as to which an Access Person has no investment control; and

                  (5) Transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month.

                            Section Five - Sanctions

         The President of Weitz & Co. may impose penalties for violation of this Code of Ethics commensurate with the gravity of the violation; and such penalties may range from a written reprimand to fines, denial of salary increases, job demotions, suspension, or termination.


                      Section Six - Information and Records

         The General Counsel of Weitz & Co. shall be responsible for the following:

         (a) Identifying Access Persons and Adviser Personnel who are under a duty to provide (i) quarterly transaction reports, and (ii) initial and annual holding reports;

         (b) Informing such Access Persons and Adviser Personnel of such duties;

         (c)      Obtaining the annual certification required by Section Three
                  (a)(3) hereof;

         (d) Furnishing a copy of the Code of Ethics to all such persons prior to its effective date and annually thereafter;

         (e) Obtaining the initial and annual reports required by Section Three (a)(2) hereof and the transaction reports required by Section Three (b) hereof;

         (f)      Receiving and reviewing such reports and certifications;

         (g) Obtaining the approval by the Boards of Directors of the Code of Ethics of the Funds, Weitz & Co. and Weitz Securities, Inc. and any material changes to those Codes;

         (h) Providing to the Boards of Director an annual report in writing setting forth information about material violations of the Code or the Code procedures, any sanctions imposed in response to such violations and certifying that the Weitz Entities have adopted procedures to prevent its Access Persons from violating the Code; and

         (i) Maintaining records in conformance to the requirements set forth in Rule 17j-1 under the Act.

                             WEITZ SERIES FUND, INC.
                              WEITZ PARTNERS, INC.
                           WALLACE R. WEITZ & COMPANY
                             WEITZ SECURITIES, INC.


PERSONAL SECURITIES TRANSACTIONS
                             Rule 204-2(a)(12)IA Act
                                Rule 17j-1 IC Act

-------------------------------------------------------------------------------
POLICY: (Terms used herein are used with the definitions assigned in the Code of Ethics of the Weitz Entities.)

         All Access Persons and Adviser Personnel shall, with respect to personal transactions in any Covered Security, comply fully with the terms and conditions of the Code of Ethics of the Weitz Entities and the procedures related to implementing those terms and conditions set forth below.
-------------------------------------------------------------------------------

PROCEDURES:

      Section One - Procedures Relating to Personal Securities Transactions

A. All Adviser Personnel are required to comply with the following when effecting personal transactions in Covered Securities in which they, their families (including the spouse, minor children and adults living in the same household) and trusts of which they are trustees or in which they have a beneficial interest, have participated:

         (a)      to record the transaction in the daily trading log;

         (b) to direct their brokers to supply to the President of Weitz & Co. or his designee, on a timely basis, (i) duplicate copies of confirmations of all personal transactions in Covered Securities, and (ii) copies of periodic statements for all accounts maintained with such broker with respect to transactions in Covered Securities;

         (c) to comply with the restrictions set forth in Section Two of the Code of Ethics; and

         (d)      to comply with the Policy Statement on Insider Trading.

B.       In addition, all Adviser Personnel shall:

         (a) preclear all personal transactions in Covered Securities with the President of Weitz & Co. or his designee by completing a preclearance approval in the form attached hereto as Exhibit A;

         (b) make the following reports of direct or indirect beneficial ownership of Covered Securities in the form attached hereto as Exhibit B:

                  (i) no later than ten days after the Adviser Personnel becomes an employee of Weitz & Co., an initial report; and

                  (ii) no later than January 30 of each year an annual report which reports holdings as of a date no more than thirty days before the report is submitted.

         (c) within 10 days of the end of each calendar quarter, report to the President of Weitz & Co. the information required by Section Three (b) of the Code of Ethics with respect to transactions during such calendar quarter in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security; provided, however, no such report shall be required with respect to transactions described in Section Four of the Code of Ethics;

         (d) no later than January 30 of each year, deliver to the President of Weitz & Co. the certification required by Section Three (a)(3) of the Code of Ethics in the form attached hereto as Exhibit C.

C. If the President has, in accordance with Section Two (c)(1) of the Code of Ethics, given his prior written approval of an investment in an Initial Public Offering or a Limited Offering by an Investment Personnel, the President shall make a record of his reasons for such approval on the relevant preclearance form. Investment Personnel for whom such investment is approved shall not participate in any subsequent decisions with respect to an investment in the issuer of such security by a Weitz-Advised Fund.

D. The President shall consent to exceptions to Section Two (c)(5) of the Code of Ethics if the President determines that, given the circumstances of the proposed transaction, a purchase and sale (or sale and purchase) of the same Covered Security (or equivalent Covered Securities) within a period of 60 days of the original sale or purchase of such Covered Security will not cause harm to the Funds or their shareholders or otherwise be contrary to the purposes of the Code of Ethics. Relevant factors to such a determination shall be recorded by the President on the relevant preclearance form.


                      Section Two - Maintenance of Records

         Weitz & Co. shall maintain the following records:

         (a) a list of all Access Persons and Adviser Personnel (a copy of which is attached hereto as Exhibit D);

         (b) a chronological listing in the daily trading log of all securities transactions of the Weitz-Advised Funds;

         (c) copies of preclearance forms with respect to personal transactions in Covered Securities;

         (d) a copy of the duplicate copy of the confirmation provided by the broker and copies of periodic statements for accounts maintained with such broker with respect to transactions in Covered Securities;

         (e) copies of the initial and annual reports of personal holdings in Covered Securities delivered pursuant to Section Three
                  (a)(2) of the Code of Ethics;

         (f) copies of the quarterly reports required to be delivered pursuant to Section Three (b) of the Code of Ethics;

         (g) copies of the annual certifications required to be delivered pursuant to Section Three (a)(3) of the Code of Ethics;

         (h) copies of each Code of Ethics for the Weitz Entities that was in effect during the past five years;

         (i) copies of the written approvals of the President pursuant to Section Two (c)(1) to investments in Initial Public Offerings or Limited Offerings; and

         (j) copies of the reports provided to the Boards of Directors pursuant to Section Six (h) for the last five years.


              Section Three - Annual Report to Boards of Directors

         The Vice President/General Counsel of the Adviser shall prepare an annual report for the Boards of Directors which:

         (a) certifies that the Funds each have adopted procedures to prevent its Access Persons from violating the Code;

         (b) identifies any material violations of the Code of Ethics or these procedures and any sanctions imposed in response to such violations; and

         (c) identifies any recommended changes in existing restrictions or procedures.

                                    Exhibit A

                     PRECLEARANCE OF SECURITIES TRANSACTIONS


Name of Adviser Personnel: _________________________________________________

Nature of Transaction: _____________________________________________________

Proposed Date of  Transaction: _____________________________________________

Name of Security: __________________________________________________________

Aggregate Dollar Amount of Proposed Transaction: ___________________________

Aggregate Number of Shares To Be Purchased or Sold: ________________________


                                     Transaction Approved by:  _____________


                                     Date & Time of Approval: ______________



Record of Reasons for Approval of Short-Term Trades or Investments in Initial Public Offering or Limited Offering :

                                    Exhibit B

              INITIAL/ANNUAL REPORT OF COVERED SECURITIES HOLDINGS*


Employee Name: ______________________________



Date of Report: _____________________________



                                Number of                           Broker, Dealer, or Bank with
     Name of Security            Shares         Principal Amount    Whom Acct Is Maintained
     ----------------

---------------------     -------------------   ----------------    ------------------------------

---------------------     -------------------   ----------------    ------------------------------

---------------------     -------------------   ----------------    ------------------------------

---------------------     -------------------   ----------------    ------------------------------

---------------------     -------------------   ----------------    ------------------------------

---------------------     -------------------   ----------------    ------------------------------

---------------------     -------------------   ----------------    ------------------------------

---------------------     -------------------   ----------------    ------------------------------

---------------------     -------------------   ----------------    ------------------------------

---------------------     -------------------   ----------------    ------------------------------

* Annual Report should report holdings as of a date no more than thirty days before the report is submitted.

                                    Exhibit C

                          CODE OF ETHICS CERTIFICATION


I,________________________________, hereby certify as follows:

         (i) I have read the Code of Ethics of Weitz Partners, Inc., Weitz Series Fund, Inc., Wallace R. Weitz & Co. and Weitz Securities, Inc. and recognize that I am subject to the provisions of the Code of Ethics;

         (ii) I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal transactions in Covered Securities required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

Dated this____ day of January, ____.



                                                   By__________________________

                                    EXHIBIT D


         ACCESS PERSONS                                ADVISER PERSONNEL
         --------------                                -----------------
         Julie A. Babb                                  Julie A. Babb
          Jon A. Baker                                   Jon A. Baker
        Mary K. Beerling                               Mary K. Beerling
         Shar M. Bennett                                Shar M. Bennett
         Mary E. Bickels                                Mary E. Bickels
        Thomas D. Carney                               Thomas D. Carney
         Lorraine Chang                                 Kristie L. Dye
         Kristie L. Dye                                 Angela D. Fries
         Angela D. Fries                                Carole A. Geist
         Carole A. Geist                              Martha J. Gilchrist
       Martha J. Gilchrist                             Charles F. Heider
         John W. Hancock                               Rachelle R. Hill
        Charles F. Heider                               Kathie A. Joerz
        Rachelle R. Hill                               Nikki J. Johnson
        Richard D. Holland                               Ann K. Krone
         Kathie A. Joerz                                Lori Kuhlmann
        Nikki J. Johnson                               Linda L. Lawson
          Ann K. Krone                                Richard F. Lawson
          Lori Kuhlman                                Steven R. Malousek
        Linda L. Lawson                               Daniel J. McCarthy
       Richard F. Lawson                               Shelly L. Milan
       Steven R. Malousek                             Monica A. Mlynczak
       Daniel J. McCarthy                             Theresa A. O'Connor
         Shelly L. Milan                              Tiffany L. Robbins
       Monica A. Mlynczak                             Daniel A. Sullivan
       Theresa A. O'Connor                             Monica F. Swift
       Thomas R. Pansing                               Patty M. Weist
       Tiffany L. Robbins                              Andrew S. Weitz
       Daniel A. Sullivan                             Wallace R. Weitz
         Monica M. Swift                              Deborah N. Wilson
       Delmer L. Toebben
         Patty M. Weist
         Andrew S. Weitz
        Wallace R. Weitz
       Deborah N. Wilson